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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Medium4.com, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING
OF
STOCKHOLDERS
TO BE HELD
ON
DECEMBER 30, 2002

Dear Stockholders,

        On Monday, December 30, 2002, Medium4.com, Inc. will hold its Annual Meeting of Stockholders at 533 Airport Boulevard, Suite 400, Burlingame, California. The meeting will begin at 2:00 p.m., local time.

        Only stockholders that own shares of common stock at the close of business on December 4, 2002 can vote at this meeting or any adjournment or postponement thereof.

        At the Annual Meeting, you will be asked to:

  •
  Elect four directors to serve for the ensuing year;

  •
  Consider and vote upon a proposal to amend our Certificate of Incorporation to change the Company's name to "IA Global, Inc."; and

  •
  Transact other business as may properly come before the Annual Meeting and any adjournment or postponement of the Annual Meeting.

        Your Board of Directors recommends that you vote in favor of each of the proposals set forth in the proxy statement.

        Inter Asset Japan LBO No. 1 Fund, a Japanese limited partnership ("IAJ"), together with its affiliates, directly owns 74.52% and beneficially owns 79.01% of our common stock. IAJ has informed us that it will vote in favor of each of the proposals set forth in the proxy statement. Due to the majority ownership of our common stock by IAJ and its affiliates, the outcome of the vote on each proposal is assured.

        Whether or not you plan to attend the Annual Meeting, please sign and date the enclosed proxy and promptly return it in the enclosed, self-addressed envelope. No additional postage is required if mailed within the United States. Any stockholder may revoke his or her proxy at any time before this meeting by giving notice in writing to our President and Chief Executive Officer, by granting a proxy bearing a later date or by voting in person at the meeting.

                      By Order of the Board of Directors,

                      Alan Margerison
                      President and Chief Executive Officer

December 16, 2002

Medium4.com, Inc.
1220 Collins Avenue, Suite 100
Miami Beach, Florida 33139

PROXY STATEMENT

QUESTIONS AND ANSWERS

Q:	Who is soliciting my vote?
A:	This proxy solicitation is being made and paid for by Medium4.com, Inc.
Q:	When was the proxy statement mailed to stockholders?
A:	This proxy statement was first mailed to stockholders on or about December 17, 2002.
Q:	What matters am I voting on?
A:	(1) The election of nominees to serve on our Board of Directors for the ensuing year;
(2) The approval of an amendment to our Certificate of Incorporation to change the Company's name to "IA Global, Inc."
Q:	How does the Board recommend I vote on the proposals?
A:	The Board recommends a vote FOR each of the nominees for director and FOR the proposal to amend our Certificate of Incorporation to change the Company's name.
Q:	Who is entitled to vote?
A:	Stockholders as of the close of business on December 4, 2002 (the "record date") are entitled to vote at the Annual Meeting.
Q:	How do I vote?
A:
Sign and date each proxy card you receive and return it in the prepaid envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR each of the nominees for director and FOR the proposal to amend our Certificate of Incorporation to change the Company's name.
Q:	May I revoke my proxy?
A:	You have the right to revoke your proxy at any time before the Annual Meeting by:
• giving written notice to such effect to our President and Chief Executive Officer, Alan Margerison, at our address shown above;
• voting in person at the Annual Meeting; or
• returning a later-dated proxy card.

Q:	Who will count the votes?
A:	Representatives of our transfer agent, American Stock Transfer & Trust Company, will count the votes.
Q:	Is my vote confidential?
A:
Proxy cards, ballots and voting tabulations that identify individual stockholders are mailed or returned directly to American Stock Transfer & Trust Company and handled in a manner that protects your voting privacy. Your vote will not be disclosed except (1) as needed to permit American Stock Transfer & Trust Company to tabulate and certify the vote and (2) as required by law. Additionally, all comments written on the proxy card or elsewhere will be forwarded to management. Your identity will be kept confidential unless you ask that your name be disclosed.
Q:	How many shares can vote?
A:
As of December 4, 2002, approximately 49,797,556 shares of common stock were issued and outstanding and held by approximately 188 holders of record. Every holder of common stock is entitled to one vote for each share held.
Q:	What is a quorum?
A:
A majority of our shares of common stock outstanding and entitled to vote as of December 4, 2002 constitutes a quorum and must be present at the Annual Meeting, in person or by proxy, for the meeting to be held for the transaction of business.

Directors will be elected by a plurality of the votes cast at the Annual Meeting. To be adopted, the proposal to amend our Certificate of Incorporation to change the Company's name must receive the affirmative vote of the holders of a majority of the outstanding shares of our common stock.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the Annual Meeting. The inspectors of election will determine whether a quorum is present at the Annual Meeting. The inspectors of election will treat instructions to withhold authority, abstentions and broker non-votes as present and entitled to vote for purposes of determining the presence of a quorum. A broker non-vote occurs when a broker holding shares for a beneficial owner does not have authority to vote the shares. In the event that a quorum is not present at the meeting, we expect that the meeting will be adjourned or postponed to solicit additional proxies.
Q:	Who can attend the Annual Meeting?
A:
All stockholders on December 4, 2002 can attend. If your shares are held through a broker and you would like to attend, please bring a copy of your brokerage account statement or an omnibus proxy (which you can get from your broker), and we will permit you to attend the Annual Meeting.

Q:	How will voting on any other business be conducted?
A:
We do not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement. If any other business is presented at the Annual Meeting, your signed proxy card gives authority to Alan Margerison, our President and Chief Executive Officer, and Satoru Hirai, our Secretary, to vote on such matters at their discretion.
Q:	Who are the largest principal stockholders?
A:
As of December 4, 2002, Inter Asset Japan LBO No. 1 Fund, a Japanese limited partnership ("IAJ"), and two affiliates of IAJ, PBAA Fund Ltd., an open ended limited liability investment company incorporated in the British Virgin Islands, and Terra Firma Fund Ltd., an open ended limited liability investment company incorporated in the British Virgin Islands, own 37,109,800 shares of our common stock in the aggregate, or approximately 74.52% of our outstanding common stock. IAJ also owns the right, title and interest in a Convertible Promissory Note of the Company dated May 30, 2002, in the principal amount of $1,063,857 (the "Convertible Promissory Note"). The outstanding amount of the Convertible Promissory Note is presently convertible into shares of our common stock at a conversion price of $0.10 per share, or an aggregate of 10,638,570 shares of our common stock. Should IAJ choose to convert the Convertible Promissory Note, IAJ and its affiliates would, in the aggregate, beneficially own 47,748,370 shares of our common stock, or approximately 79.01% of the outstanding common stock.

IAJ and its affiliates have informed us that they will vote in favor of each of the proposals set forth in the proxy statement. Due to the majority ownership of our common stock by IAJ and its affiliates, the outcome of the vote on each proposal is assured.
Q:	When are stockholder proposals for the 2003 Annual Meeting due?
A:
All stockholder proposals to be considered for inclusion in next year's proxy statement must be submitted in writing to Alan Margerison, our President and Chief Executive Officer, at our address shown above prior to August 19, 2003.

PROPOSAL 1—ELECTION OF DIRECTORS

        All directors are elected annually and serve until the next Annual Meeting of stockholders or until their respective successors are elected and qualified. There are currently four members of our Board of Directors. Our Board has nominated the four current members of the Board, Satoru Hirai, I. William Lane, Alan Margerison and Raymond Christinson, for re-election as directors at the Annual Meeting. If any nominee is unable to stand for election at this meeting, the Board may reduce the Board's size or designate a substitute. If a substitute is designated, proxies voting on the original director nominee will be cast for the substituted nominee. Each of the nominees has consented to serve as a director if elected at this year's Annual Meeting.

        The four nominees for director who receive the greatest number of votes cast in person or by proxy at the Annual Meeting will be elected directors of the Company. You are entitled to one vote for each share you own on the record date on each proposal to be considered at the meeting. A broker or other nominee may have discretionary authority to vote certain shares of common stock if the beneficial owner or other person entitled to vote those shares has not provided instructions. Instructions to withhold authority to vote will have no effect on the election of directors because directors are elected by a plurality of votes cast. Shares represented by a proxy as to which there is a broker non-vote or a proxy in which authority to vote is withheld will have no effect on the vote for the election of directors.

        The Board of Directors unanimously recommends that you vote FOR the election of each nominee for director.

        Inter Asset Japan LBO No. 1 Fund, a Japanese limited partnership ("IAJ") and its affiliates have informed us that they intend to vote FOR the election of each nominee for director. Due to the majority ownership of our common stock by IAJ and its affiliates, the outcome of the vote on this proposal is assured.

        Information about the nominees is set forth below.

Name and Background	Director Since
Satoru Hirai, age 36, has been our Secretary since October 2002. Mr. Hirai has also been Chief Executive Manager of Pacific United Partners, LLC, a consulting firm, since June 2001. Mr. Hirai was President of Pacific United Partners, Ltd (HK) from June 2000 to March 2001. He served as Manager, Asia Desk, of Cargill Investor Services from June 1999 to June 2000, as Vice President, Foreign Fixed Income, of Salomon Smith Barney (Japan) Ltd. from June 1996 to September 1998 and as Assistant Manager (Analyst), Financial Marketing, of Jardine Matheson K.K. from June 1991 to May 1996	2002

Name and Background	Director Since

I. William Lane, PhD, age 80, has served as our Chairman of the Board since our inception in 1998. Since 1994, he has served as a consultant to Lane Labs, a natural medicine company founded by Dr. Lane's teachings, primarily dealing with cancer research. Since 1989, he has also been the chairman of Cartilage Consultants, Inc., a company that researches and provides consulting services for the use of shark cartilage and other natural medicines. Dr. Lane is the Chairman of the Center of Contemporary Diplomacy, Inc. He received his B.S. and Masters in Nutritional Science from Cornell University and his PhD in Agricultural Biochemistry and Nutrition from Rutgers University	1998

Alan Margerison, age 32, has been President and Chief Executive Officer of the Company since October 2002. Mr. Margerison has also been President of Inter Asset Japan KK (Kabushiki Gaisha), a Japanese venture capital company, since 2001. Since 2001, he has also served as President and Chief Executive Officer of both Inter Asset Japan Ltd. and Inter Asset Japan Animation Ltd., as Director and Partner of Inter Asset Europe Investment Advisory Ltd., as Chairman and Director of Activated Content Corporation Ltd. and as Director of Inter Asset Japan Capital (Hong Kong) Ltd. Since 2002, Mr. Margerison has served as President and Chief Executive Officer of KK Inter Asset Japan REIT Holdings, as Chairman of Alan Charles Margerison Golf Resort & KK, and as Audit Committee Director of both InfoshowerX Ltd. and Inter Asset Japan Investment Advisory. Mr. Margerison served as a Director and Partner of Japan Private Banking Consultants since 1999 and served as its President and Chief Executive Officer from 2001 to 2002. He served as an Associate with Magellan Tressider Tuohy, Japan from 1998 to 1999 and worked as an individual management consultant serving in private practice from 1997 to 1998	2002
Raymond Christinson, age 31, has been a director of Intermedia Entertainment KK since 2001. He served as a Manager of Y's International KK from 1995 to 2001 and as a Director and Chief Operating Officer from 1999 to 2001	2002

        Mr. Hirai and Mr. Margerison also currently serve as executives of entities affiliated with IAJ, the owner of a majority of our common stock. See "Certain Relationships and Related Transactions—Relationships with Inter Asset Japan."

STATEMENT OF CORPORATE GOVERNANCE

        Our business is managed under the direction of the Board of Directors. The Board delegates the conduct of its business to our senior management team. The Board held seven meetings during 2001, and all of the directors were present at each of the meetings.

        The Board has established two standing committees, an Audit Committee and a Compensation Committee. In 2001, the Audit Committee, whose duties and responsibilities are described below under "Audit Committee," was composed of Junichi Watanabe, who was appointed to the Audit Committee in May 2001. The Audit Committee held no meetings in 2001.

        The Compensation Committee is responsible for oversight and administration of executive compensation. In 2001, the Compensation Committee was composed of Jonathan Braun and Junichi Watanabe, each of whom was appointed to the Compensation Committee in May 2001. The Compensation Committee held no meetings in 2001.

Compensation of Directors

        Our directors receive no compensation for serving on our board of directors other than reimbursement of reasonable travel expenses incurred in attending meetings.

AUDIT COMMITTEE

        Our Board of Directors adopted as of June 16, 2000 a charter for the Audit Committee. The charter reflects standards enunciated in SEC regulations and the rules of the American Stock Exchange.

        The Audit Committee:

  •
  is charged with monitoring the preparation of annual financial reports by our management, including discussions with our management and our outside auditors about draft annual financial statements and significant accounting and reporting matters;

  •
  is responsible for matters concerning our relationship with our outside auditors, including recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to us; and determining whether the outside auditors are independent (based in part of the annual letter provided to us pursuant to Independence Standards Board Standard No. 1); and

  •
  oversees our management's implementation of effective systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interests.

        The Audit Committee did not meet in 2001 and as such, did not meet with either our management or our outside auditors, Radin, Glass & Co., LLP, to:

  •
  discuss any financial statements prior to their issuance or discuss any significant accounting issues;

  •
  review the matters required to be reviewed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees);

  •
  discuss any matters relating to its independence, including the disclosures to be made to the Committee as required by the Independence Standards Board Standard No. 1 (Discussions with Audit Committee); or

  •
  make a recommendation to the Board regarding approval of the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

        In 2001, the sole member of the Audit Committee was not "independent," as that term is defined in the listing standards of the American Stock Exchange. While the Audit Committee does not currently have any members, we expect that Mr. Christinson will be appointed to the committee following his re-election as a director at the Annual Meeting, and our Board intends to appoint two additional

"independent" members to the Board in the first calendar quarter of 2003, although the Board has not yet identified any additional members as of the date of this proxy statement.

INDEPENDENT AUDITORS

        The Board has appointed Radin, Glass & Co., LLP as our independent auditors for the 2002 fiscal year. Audit services provided by Radin, Glass & Co., LLP during fiscal year 2001 included an audit of our financial statements. They reviewed our annual report on Form 10-K filed with the Securities and Exchange Commission and certain other filings that we made with the SEC. They have unrestricted access to the Board of Directors and to the Audit Committee to discuss audit findings and other financial matters.

Fees Billed by Radin, Glass & Co., LLP for Fiscal Year 2001

Audit Fees	$16,500
Financial Information System Design and Implementation	$0
All Other Fees (1)	$11,500

  (1)
  Included in "All Other Fees" are fees for consultation on accounting and financial reporting matters and tax services.

        No representatives of Radin, Glass & Co., LLP will be in attendance at the Annual Meeting.

PROPOSAL 2—APPROVAL OF PROPOSED AMENDMENT TO OUR
CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY

        The Board has unanimously approved an amendment to our Certificate of Incorporation to change the Company's name to "IA Global, Inc."

Reasons for Name Change

        After careful consideration, our Board believes that the name change is in the best interests of the Company and its stockholders. The Board is recommending the change due to the recent decline in the public perception of dot com companies and in order to anticipate an expanded scope for the Company's interests and business development efforts. A copy of the proposed amendment to our Certificate of Incorporation is attached as Exhibit A to this proxy statement.

        If the name change is approved by the stockholders, it will not affect in any way the validity of currently outstanding shares of our common stock or our preferred stock. Share certificates will continue to represent the same number of shares and remain authentic, and it will not be necessary for stockholders to surrender share certificates to effect the name change.

        While the Board has determined that implementation of the name change is in the best interests of the Company and our stockholders, the adoption of the name change may generate some confusion among certain investors, suppliers and customers. In addition, the name change will cause us to incur certain costs. However, the Board believes that any potential confusion and costs associated with the name change will be minimal and will be outweighed by the benefits of the name change.

        Our common stock is currently traded on the American Stock Exchange under the symbol "MDM," and our redeemable common stock purchase warrants are currently listed on the American Stock Exchange under the symbol of "MDM.WS." Following the approval of the name change and the filing of the Certificate of Amendment with the Delaware Secretary of State to effect the name change, we intend to change the symbols under which our common stock and our warrants are traded on the American Stock Exchange to "IAO" and "IAO.WS", respectively.

Vote Required; Board Recommendation

        Under Delaware law and our organizational documents, approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of common stock. A broker who holds shares in street name will not be entitled to vote on this proposal without instructions from the beneficial owner. Stockholders are urged to mark the boxes on the proxy card to indicate how their shares will be voted. If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered part of the quorum for the vote on this proposal. An abstention has the same effect as a vote AGAINST this proposal. Broker non-votes are abstentions by brokers who have proxies that do not have specific voting instructions from their beneficial owners of the shares they hold. Broker non-votes will be counted as part of the quorum and will also have the same effect as a vote AGAINST this proposal.

        The Board of Directors unanimously recommends that you vote FOR the proposal to file a Certificate of Amendment to our Certificate of Incorporation to change the Company's name.

        IAJ and its affiliates have informed us that they intend to vote FOR the proposal to file a Certificate of Amendment to our Certificate of Incorporation to change the Company's name. Due to the majority ownership of our common stock by IAJ and its affiliates, the outcome of the vote on this proposal is assured.

EXECUTIVE COMPENSATION

Summary

        The following table shows the compensation of the Company's Chief Executive Officer, the only executive officer of the Company whose total annual compensation exceeded $100,000 for the year ended December 31, 2001 (the "Named Officer").

SUMMARY COMPENSATION TABLE

Long Term Compensation Awards
Annual Compensation
Name and Principal Position as of December 31, 2001
	Year	Salary	Bonus	Other Annual Compensation	Securities Underlying Options (#)	All Other Compensation
Jonathan Braun, President and Chief Executive Officer(1)	2001 2000 1999	$22,500 183,150 156,900	$0 0 0	$0 0 0	0 0 0	$0 0 0

(1)
Resigned as President and Chief Executive Officer, effective October 18, 2002.

Option Grants in 2001

        No options to purchase our common stock were granted to the Named Officer in 2001, and the Named Officer did not hold any options to purchase our common stock in 2001.

CHANGE IN CONTROL

        Effective September 30, 2002, Inter Asset Japan LBO No. 1 Fund, a Japanese limited partnership ("IAJ"), consummated a series of related transactions pursuant to which IAJ, together with its affiliates, became the majority shareholder of the Company. On that date, IAJ converted 1,000 shares of our Series A Convertible Preferred Stock for 20,000,000 shares of our common stock. IAJ had acquired the preferred shares from us on October 30, 2001, in a private transaction for an aggregate consideration of $1,000,000. The source of funds used for the purchase of the Series A Convertible Preferred Stock was the working capital of IAJ. No additional consideration was due from or paid by IAJ for the exercise of its right to convert the Series A Convertible Preferred Stock to our common stock.

        In connection with these transactions, Jonathan Braun, our President and Chief Executive Officer at that time, resigned as a director of the Company effective September 30, 2002. On October 18, 2002, Mr. Braun resigned as our President and Chief Executive Officer. Mr. Braun's resignation was not the result of any disagreement with the Company on any matter relating to our operations, policies or practices. Immediately following Mr. Braun's resignation as our President and Chief Executive Officer, our Board of Directors elected Mr. Alan Margerison to serve as one of our directors until our 2002 Annual Meeting and elected Mr. Margerison to serve as our President and Chief Executive Officer. See "Certain Relationships and Related Transactions—Relationships with Inter Asset Japan."

        Also effective September 30, 2002, IAJ acquired the right, title and interest of David Badner, a former principal shareholder of, and a consultant to, the Company, in a Convertible Promissory Note of the Company dated May 30, 2002, in the principal amount of $563,857 (the "Convertible Promissory Note"). The source of funds used for the purchase of the Convertible Promissory Note was the working capital of IAJ. On September 30, 2002, Mr. Badner terminated his existing consulting agreement with the Company. After September 30, 2002 the outstanding amount of the Convertible Promissory Note was increased to $1,063,857. The Convertible Promissory Note is convertible into shares of our common stock at a conversion price of $0.10 per share for an aggregate of 10,638,570 shares of our common stock. See "Certain Relationships and Related Transactions—Relationship with David Badner."

        The number of shares of our common stock outstanding as of December 4, 2002, was approximately 49,797,556. Together with shares of our common stock owned by two other affiliates of IAJ, PBAA Fund Ltd., an open ended limited liability investment company incorporated in the British Virgin Islands, and Terra Firma Fund Ltd., an open ended limited liability investment company incorporated in the British Virgin Islands, IAJ and its affiliates directly own 37,109,800 shares of our common stock in the aggregate, or approximately 74.52% of the outstanding shares of our common stock. Should IAJ choose to convert the $1,063,857 in currently outstanding principal of the Convertible Promissory Note at the conversion price of $0.10 per share of our common stock for an aggregate of 10,638,570 shares of our common stock, then IAJ and its affiliates would, in the aggregate, beneficially own 47,748,370 shares of our common stock, or approximately 79.01% of the outstanding common stock.

EMPLOYMENT ARRANGEMENTS

        Effective as of September 25, 2002, IAJ, the Company and Jonathan Braun executed a Release and Indemnity Agreement, pursuant to which Mr. Braun agreed to resign as a director and as President and Chief Executive Officer of the Company. Mr. Braun further agreed to the termination of his five-year employment agreement with the Company. The employment agreement commenced on January 1, 1999 and was in effect until October 18, 2002. Under the terms of Mr. Braun's employment agreement, his annual base salary was set at $150,000, with annual increases at a rate of not less than 10%. Mr. Braun also would have received a one-time bonus of $25,000 if we had achieved profitability during his employment. The agreement also provided for the payment of severance to Mr. Braun in the event of our terminating his employment other than for "cause." The severance was required to be an aggregate lump sum equal to one year of Mr. Braun's minimum base salary at the date of termination, augmented by a like amount for each year of prior employment.

        Pursuant to the Release and Indemnity Agreement, however, Mr. Braun and the Company agreed that, notwithstanding the terms of Mr. Braun's employment agreement, Mr. Braun's salary for 2001 would be $22,500 and that Mr. Braun would not receive any severance in connection with the termination of his employment. See "Change in Control."

        Also effective September 25, 2002, Mr. Braun agreed to the termination of a license agreement pursuant to which Mr. Braun granted us a license to use certain domain names owned by Mr. Braun. Another license agreement between the Company and an affiliate of Mr. Braun also was terminated effective September 25, 2002 as part of these transactions. See "Certain Relationships and Related Transactions—Domain Name License Agreements." Mr. Braun also agreed to continue to assist us with certain SEC filing duties subsequent to his resignation. No compensation was paid to Mr. Braun or any affiliate of Mr. Braun in consideration for his execution of the Release and Indemnity Agreement, the performance of any of the provisions thereunder, or the termination of Mr. Braun's employment agreement or the license agreements with the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Domain Name License Agreements

        The Center of Contemporary Diplomacy, Inc. is a New York not-for-profit, tax-exempt organization formed in 1997 for the purpose of promoting and preserving world peace through public awareness and understanding of diplomacy in international relations. The Center was founded by I. William Lane, our Chairman, and Jonathan Braun, a former director and our former President and Chief Executive Officer. Dr. Lane is currently serving as the Center's chairman, and Mr. Braun is the Center's president. The Center had no other members or officers and had no significant business activity in fiscal year 2001 other than licensing the domain names to us.

        On January 1, 1999, we entered into exclusive license agreements with the Center and Mr. Braun, personally. Effective as of September 25, 2002, the Company, the Center and Mr. Braun agreed to the termination of these license agreements. For more information regarding the termination of these license agreements, see "Employment Arrangements." Each of the agreements had substantially similar terms. The agreements afforded us a 25-year exclusive license for unlimited use of (i) 95 different Internet Web site addresses (domain names) owned by the Center and (ii) 36 different addresses owned by Mr. Braun, including the name of our corporate home page, medium4.com. These 135 names constituted less than 10% of the approximately 1,500 domain names that we used at the time. We actively used only three of the 135 domain names that we licensed from Mr. Braun: Medium4.com, foreignTV.com and StreamingUSA.com. The other 1,365 domain names are owned by us directly and are registered in the

Company's name. The annual fee for maintaining each of those other registrations is approximately $35 per domain name. We offered content from approximately 37 domain names of these other 1,365 domain names as of the end fiscal year 2001. To conserve cash, we intend to let the registration for the domain names that we do not use expire.

        Each of our exclusive licenses included the right to sublicense the use of the licensed Internet names to others. These agreements required us to pay the Center or Mr. Braun, as the case may be, an annual license fee of $600 per address for each of the first five years of the 25-year term, increasing by 5% each year thereafter through the 13th year, by 7% each year thereafter through the 21st year, by 10% each year through the 24th year and at a rate of $2,500 per address for the final year. These fees were payable irrespective of whether or not we use any or all of such addresses. We were also obligated to indemnify the Center and Mr. Braun against any and all claims asserted against either of them relating to our use of the addresses. In addition, our agreement with the Center required us to provide office space, on our premises, to the Center for three years for up to four employees of the Center. We have not provided such space to the Center, and the agreement pursuant to which the space was to be provided was terminated effective September 25, 2002.

        In 1999 and 2000, we paid $42,750 and $28,500, respectively, to the Center pursuant to its license agreement with us. In 1999 and 2000, we paid $10,800 and $0, respectively, to Mr. Braun pursuant to his license agreement with us. We did not make any payments to the Center or Mr. Braun in 2001, and as of December 31, 2001, we were delinquent in licensing fees accrued in 2001 and due to the Center and to Mr. Braun in the approximate amounts of $99,750 and $54,000, respectively. In connection with the agreement by the Company, the Center and Mr. Braun to terminate these license agreements, the Center and Mr. Braun have each waived their rights to collect such fees due them pursuant to these license agreements.

        The licenses were to automatically renew upon their scheduled expiration for additional terms of 25 years unless we, the Center and/or Mr. Braun had agreed otherwise. However, we had the right to unilaterally terminate either license at any time by paying the Center or Mr. Braun, as the case may be, a sum equal to (i) the aggregate license fees payable to such licensor in the year in which we terminated the respective license and (ii) the aggregate respective license fee we would have been required to pay in the immediately subsequent year.

        The Center and Mr. Braun had agreed that for the term of our license, they would not register any further addresses containing the letters "TV" or stating or implying streaming or any other similar aspect of our business. Moreover, should they have licensed any further addresses to us for our exclusive use, our license fee would have been equal to the initial registration fee paid by the licensor for its rights to use such addresses. Although we believed that the terms of the respective licensing arrangements were no less favorable to us than those we could have negotiated with persons having no relation to us, these arrangements should be viewed by investors as having been non-arms-length in their nature.

Stock Purchase by Director's Spouse

        In May 2001, we privately sold 297,600 shares of our common stock to Betty Mandus Lane, the spouse of our chairman, I. William Lane, at a price of $0.25 per share, being the market price of our common stock on the sale date, or an aggregate price of $74,400.

Relationship with David Badner

        During the year ended December 31, 2001, David Badner, a former substantial shareholder of the Company and a consultant to the Company from December 1, 2001 to September 30, 2002, either directly or through Raebrook Inc., a New York corporation and an investment consulting firm owned by Mr.

Badner and Joseph N. Savasta, loaned us an aggregate of $178,759 to help defray our cash flow needs. These loans bore no interest and were repaid prior to December 31, 2001.

        In 2000, Mr. Badner assisted us in identifying inefficiencies in our operations and in reducing or eliminating redundant overhead and unnecessary expenses. During the year ended December 31, 2001, Mr. Badner also assisted us in negotiating the reduction of our accounts receivable to various unaffiliated third parties, with resultant savings to us of approximately $500,000. J.N. Savasta Corp., an insurance brokerage, owned by Mr. Badner and Mr. Savasta, also paid approximately $75,000 of our insurance premiums and replaced several of our insurance policies in effect at various times during that year with comparable coverages at substantially lower rates, with resultant savings to us in excess of $135,000 over an 18-month period. For these and other services rendered on our behalf during the year ended December 31, 2001, as well as in the immediately preceding year, and in recognition of the fact that Mr. Badner had essentially acted as our lender of last resort when we had exhausted all other possibilities for short-term financing, we privately issued to Mr. Badner and J.N. Savasta Corp. 11,900,000 and 500,000 shares, respectively, of our common stock. We valued these shares at $0.15 per share, which represented the market price of our common stock on their respective dates of issuance during fiscal year 2001. Pursuant to Consulting Services Agreement effective December 1, 2001, Mr. Badner provided consulting services to the Company at a fixed monthly rate of $15,000 plus reimbursement for the actual cost of all reasonable expenses of travel and entertainment, promotional activities and other expenses incurred on behalf of the Company and its subsidiaries and its affiliates in connection with the performance of the Mr. Braun's services under the agreement. The Company and Mr. Badner terminated this agreement on September 30, 2002. Mr. Badner generally released the Company and IAJ and their affiliates from all liabilities, and Mr. Badner and the Company agreed to cooperate with each other in regard to our American Stock Exchange listing and to develop our business and enhance our value. In consideration of such cooperation, IAJ agreed to transfer or cause to be transferred to Mr. Badner two million shares of our common stock and to effectuate a registration of such shares with the SEC.

Corporate Apartment

        In February 2001, we leased a corporate apartment in Miami, Florida for the use of Jonathan Braun, our President and Chief Executive Officer at the time, and David Badner. These individuals used the apartment while in the process of relocating our executive offices to Miami. The monthly rental expense was approximately $3,800. The corporate apartment was justified as being more cost effective than hotel expense for those two individuals while in Miami on business for the Company. In mid-2001, David Badner began paying for two-thirds of the monthly rental expense and using the apartment for his personal use in such promotion.

Relationships with Inter Asset Japan

        Alan Margerison, our President and Chief Executive Officer and one of our directors, currently serves as the President and Chief Executive Officer of Inter Asset Japan KK (Kabushiki Gaisha), a Japanese venture capital company and an affiliate of IAJ, the majority owner of our common stock.

        For a description of certain arrangements and transactions between the Company and IAJ and its affiliates, see "Change in Control."

CERTAIN BENEFICIAL OWNERS

        The only persons or groups which are known to us to be the beneficial owners of more than five percent of the outstanding shares of our common stock as of December 6, 2002 are:

Name and Address of Beneficial	Amount and Nature of Beneficial Ownership		Percent of Class Outstanding
Inter Asset Japan LBO No. 1 Fund 35F Atagao Greenhills Mori Tower 2-5-1 Atago, Minato-Ku Tokyo 105-6235 Japan	30,638,570	(1)	50.7%	(2)
PBAA Fund Ltd. Omar Hodge Building, 2nd floor 325 Waterfront Drive Wickams Cay 1 Road Town, Tortola British Virgin Islands	4,009,800		8.1%	(2)
Terra Firma Fund Ltd. Woodbourne Hall P.O. Box 3162 Road Town, Tortola British Virgin Islands	13,100,000		26.3%	(2)

(1)
Inter Asset Japan LBO No. 1 Fund ("IAJ") directly owned, as of December 6, 2002, 20,000,000 shares of our common stock in the aggregate, or approximately 40.2% of the outstanding shares of our common stock. Should IAJ choose to convert the $1,063,857 in currently outstanding principal of the Convertible Promissory Note, then IAJ would beneficially own 30,638,370 shares of our common stock, or approximately 50.7% of the outstanding common stock.

(2)
Based on the statement on Schedule 13D filed with the Securities and Exchange Commission on September 30, 2002 by Inter Asset Japan LBO No. 1 Fund, PBAA Fund Ltd. and Terra Firma Fund Ltd., and as updated orally by representatives of such entities on December 6, 2002. According to the filing, each entity party to the filing had sole dispositve power with respect to all of its shares reported on the Schedule 13D.

        The following table sets forth information as to the beneficial ownership of shares of common stock of each nominee for director and the Named Officer and all of our directors and executive officers, as a group. Except as otherwise indicated in the footnotes to the table, each individual has sole investment and voting power with respect to the shares of common stock set forth.

	Common Stock Beneficially Owned on December 6, 2002
Name of Beneficial Owner	Number of Shares		Percent of Class Outstanding
Satoru Hirai	0		*
Alan Margerison	0		*
Raymond Christinson	0		*
I. William Lane	2,893,350	(1)	5.8%
Jonathan Braun	518,000		1.0%
All directors and executive officers as a group (four persons)(2)	2,893,350		5.8%

*
Represents less than 1% of the Company's outstanding common stock.

(1)
Includes 297,600 shares owned by Dr. Lane's wife.

(2)
Does not include the stock ownership of Jonathan Braun, who is no longer a director or executive officer of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE REPORTING

        Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, as well as those persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC. These persons are required by SEC rule to furnish us with copies of all Section 16(a) forms they file.

        Based solely on our review of the copies of such forms, or written representations from certain reporting persons that no such forms were required, we believe that during the fiscal year ended December 31, 2001, all filing requirements applicable to our officers, directors and greater than 10% owners of our common stock were complied with except that Inter Asset Japan LBO No. 1 Fund and David Badner, each at differing times a greater than 10% stockholder, was not timely in its or his filing, as applicable, of his initial statement of beneficial ownership of our shares of common stock. Mr. Badner also was not timely in his filing of one monthly report of one purchase transaction.

ANNUAL REPORT

        A copy of the Company's 2001 annual report on Form 10-K, as filed with the Securities and Exchange Commission, has been mailed to you with this proxy statement. A copy of the Company's Form 10-K and other periodic filings also may be obtained from the Securities and Exchange Commission's EDGAR database at www.sec.gov.

OTHER BUSINESS

        The Board knows of no other matters to be brought before the Annual Meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his judgment on such matters.

                      By Order of the Board of Directors,

                      Alan Margerison
                      President and Chief Executive Officer

December 16, 2002

Exhibit A

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF

MEDIUM4.COM, INC.

        It is hereby certified that:

  1.
  The name of the corporation (hereinafter called the "Corporation") is Medium4.com, Inc.

  2.
  The certificate of incorporation of the Corporation is hereby amended by striking out Article First thereof and by substituting in lieu of said Article the following new Article:

    "FIRST. The name of this corporation is IA Global, Inc."

  3.
  The amendment of the certificate of incorporation herein certified has been duly adopted and has been given in accordance with the provisions of Sections 242 of the General Corporation Law of the State of Delaware.
Dated as of

/s/ Alan Margerison President and Chief Executive Officer

[Form of proxy card for holders of common stock of the Company]

MEDIUM4.COM, INC.
1220 Collins Avenue, Suite 100
Miami Beach, Florida 33139

This Proxy Is Solicited on Behalf of the Board of Directors

        The undersigned hereby appoints Alan Margerison and Satoru Hirai, and each of them individually, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them, to represent and vote, as designated on the reverse side hereof, all the shares of common stock of Medium4.com, Inc. (the "Company") held of record by the undersigned on December 4, 2002, at the Annual Meeting of Stockholders to be held on Monday, December 30, 2002, or any adjournment or postponement thereof.

(Continued and to be dated and signed on other side)

Please Detach and Mail in the Envelope Provided

Please mark
X	your votes as in	[CONTROL NO.]
this example.

		FOR all nominees listed at right (except as marked to the contrary at right)	WITHHOLD AUTHORITY to vote for all nominees at right	For, except withhold from the following nominee(s):

1.	Election of Directors	—	—	Nominees: Satoru Hirai I. William Lane Alan Margerison Raymond Christinson

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike such nominee's name from the list at right.)

		FOR	AGAINST	ABSTAIN

2.	Approval of amendment to Certificate of Incorporation to change the Company's name to "IA Global, Inc."	—	—	—

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposals 1 and 2.

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

Signature	Signature if held jointly	Date	, 2002

NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the
President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

QuickLinks

PROPOSAL 1—ELECTION OF DIRECTORS
STATEMENT OF CORPORATE GOVERNANCE
AUDIT COMMITTEE
INDEPENDENT AUDITORS
PROPOSAL 2—APPROVAL OF PROPOSED AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
CHANGE IN CONTROL
EMPLOYMENT ARRANGEMENTS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
CERTAIN BENEFICIAL OWNERS
SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE REPORTING
ANNUAL REPORT
OTHER BUSINESS
Exhibit A